EXHIBIT 3.1

                                BY-LAWS

                                  OF

                             CONAGRA, INC.

                               ARTICLE I

                                OFFICES


          Section 1. Principal Executive Office. The principal executive office of ConAgra, Inc. (ConAgra) shall be located in the City of Omaha, County of Douglas, State of Nebraska. ConAgra may have such other offices as the Board of Directors may designate or as the business of ConAgra may require from time to time.

          Section 2. Principal Place of Business. The principal place of business may be, but need not be, identical with the location of the principal executive office. The resident agent of ConAgra shall be as designated from time to time by resolution of the Board of Directors.

                           ARTICLE II

                          STOCKHOLDERS


          Section 1. Annual Meetings. The annual meeting of the stockholders shall be held on a date and at an hour determined by the Board of Directors, which meeting will be held no later than 140 days after the close of each fiscal year, for the purpose of electing officers and for the transaction of such other business as may properly come before the meeting. If the election of the directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

          Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board or the Chief Executive Officer of ConAgra or by a majority of the directors of ConAgra.

          Section 3. Place of Meeting. The Board of Directors may designate Omaha, Douglas County, Nebraska, or such other place, either within or without the State of Nebraska, as the place of meeting for any annual meeting or any special meeting called by the Board of Directors.

          Section 4. Notice of Meeting. Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the day of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, Chairman of the Executive Committee, or the Chief Executive Officer, or the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at the address listed on the stock transfer books of ConAgra with postage prepaid. ConAgra need not send notices to stockholders for whom ConAgra has no current address, and action taken without notice to such persons has the same force and effect as if notice had been given to them. ConAgra shall be deemed to have no current shareholder address when two consecutive annual meeting notices have been returned undeliverable, or when at least two payments of dividends or interest sent by first class mail during a twelve-month period have been returned undeliverable.

          Section 5.  Record Date.  For the purpose of
determining stockholders entitled to notice of or to vote at any annual or special meeting of stockholders or any adjournment thereof, the record date shall be determined by the Board of Directors and shall be not less than ten days nor more than sixty days before the meeting. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

          If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 6. Voting Lists. The officer or agent having charge of the stock transfer ledger for shares of ConAgra shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be opened to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original or duplicate stock ledger shall be the only evidence detailing stockholders who are entitled to examine such list or to vote in person or by proxy at such election.

          Section 7. Quorum. A majority of the outstanding shares of ConAgra entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.
If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          Section 8. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of ConAgra not less than three days prior to the date of such meeting, unless the Secretary shall consent to the filing of a proxy at a later date.

Unless otherwise provided in the proxy, it shall be valid from the date of its execution until three years after its date of execution.

          Section 9. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

          Shares held by an administrator, executor, guardian, conservator, or other fiduciary may be voted by such person, either in person or by proxy, without a transfer of such shares into the name of such person. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote such shares held without a transfer of such shares into his name, as trustee.

          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court.

          Persons whose stock is pledged shall be entitled to vote, unless the pledgor has effected the transfer on the books of ConAgra and has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy, may represent such stock and vote thereon.

          Shares of its own stock belonging to ConAgra shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

          Section 10. Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of ConAgra who complies with the notice procedures set forth in this Section 10. For business to be properly brought before an annual meeting by a stockholder, a stockholder must have given timely notice thereof in writing to the Secretary of ConAgra. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of ConAgra, not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on ConAgra's books, of the stockholder proposing such business, (c) the class and number of shares of ConAgra which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 10. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          Section 11. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of ConAgra may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of ConAgra entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 11. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of ConAgra. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of ConAgra not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serving as the director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on ConAgra's books, of such stockholder and (ii) the class and number of shares of ConAgra which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of ConAgra that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of ConAgra unless nominated in accordance with the procedures set forth in the By-Laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                           ARTICLE III

                       BOARD OF DIRECTORS

          Section 1. General Powers. The business and affairs of ConAgra shall be managed by or under the direction of its Board of Directors.

          Section 2. Number, Tenure and Qualifications. The number of directors of ConAgra, not less than nine nor more than sixteen, shall be fixed by resolution of the Board of Directors and may be altered from time to time by a resolution of the Board of Directors. Directors need not be residents of the State of Delaware or stockholders of ConAgra. The directors shall be divided into three classes: Class I, Class II and Class III, each such class, as nearly as possible, to have the same number of directors. At each annual election of directors by the stockholders of ConAgra, the directors chosen to succeed those whose terms are then expired shall be identified as being of the same class as the directors they succeed and shall be elected by the stockholders of ConAgra for a term expiring at the third succeeding annual election of directors, or thereafter when their respective successors in each case are elected by the stockholders and qualify.

          Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held on the same date as the annual meeting of stockholders. Three or more other regular meetings of the Board of Directors shall be held during the year with such meetings on dates approved by a majority of the Board of Directors. The Chairman of the Board or the Chief Executive Officer or the Secretary shall designate the time and place of such meeting by written notice mailed to each director at least ten days before the meeting. In the event meeting dates are not approved by a majority of the Board of Directors, regular meetings shall be held on the third Thursday of January, May, July and September. Meetings of the Board of Directors may be held either within or without the State of Delaware. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of the regular meetings or additional regular meetings without other notice than such resolution.

          Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Chairman of the Executive Committee, Chief Executive Officer, or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

          Section 5. Notice. Notice shall be given three days in advance of any special meeting of the Board of Directors, or in emergency situations designated by the Chairman of the Board, Chairman of the Executive Committee, or the Chief Executive Officer, 12 hours' notice of a special meeting of the Board of Directors may be given, by telegram, telephone or personal delivery. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          Section 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

          Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the board and such written consent is filed with the minutes of the proceedings of the Board. A consent and agreement in lieu of meeting may be made either by one consent signed by all the directors or by individual consents signed by each director. The directors may also meet by means of conference telephone or similar communications equipment as provided by Delaware law.

          Section 8.  Vacancies.  Vacancies and newly created
directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum.

          Section 9. Compensation. By resolution of the Board of Directors, the directors may be paid expenses, if any, for attendance at each meeting of the Board of Directors. In addition, by resolution of the Board of Directors, each director may be paid an annual retainer fee and committee fees for services as director and may also receive a fee for attendance at regular or special meetings of the Board of Directors. No such payment shall preclude any director from serving ConAgra in any other capacity and receiving compensation therefor.

          Section 10. Directors' Executive Committee. An Executive Committee of three or more directors may be designated by resolution passed by a majority of the Board. The Board shall designate one director as chairman of the committee, and may designate one or more directors as alternate members of the committee who may replace any absent or disqualified member at any meeting of the committee. During the intervals between meetings of the Board, the committee shall advise and aid the officers of ConAgra in all matters concerning its interests and the management of its business, and generally perform such duties as may be directed by the Board from time to time. The committee shall possess and may exercise all the powers of the Board while the Board is not in session, but specifically shall not have the authority of the Board of Directors in reference to:

          1.   Amending the Articles of Incorporation.

          2.   Adopting a plan of merger or consolidation.

          3. Recommending to the stockholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all the property and assets of ConAgra otherwise than in the usual and regular course of its business.

          4. Recommending to the stockholders a voluntary dissolution of ConAgra or a revocation thereof.

          5.   Amending the By-Laws of ConAgra.

          6. Any power which has been delegated to other committees in accordance with these By-Laws.

          7. To elect any director or to elect or remove any member of the Executive Committee or any principal officer, or

          8. To declare any dividend or authorize any distribution or any shares of capital stock of ConAgra.

          Section 11.  Human Resources Committee.   A Human
Resources Committee shall be designated by a resolution passed by a majority of the Board of Directors. The Board shall appoint one of the Committee members to serve as Chairman.

          Section 12.  Audit Committee.   An Audit Committee
shall be designated by a resolution passed by a majority of the Board of Directors. The Board shall appoint one of the Committee members to serve as Chairman.

          Section 13.  Other Committees.   One or more other
Board of Directors' committee members and chairman thereof may be designated by resolution passed by a majority of the Board.

                           ARTICLE IV

                            OFFICERS

          Section 1. Number and Status. The Board of Directors will elect a chairman of the Board, may elect a vice chairman of the Board, and may elect such honorary (non-voting) directors as deemed advisable. The elected officers of ConAgra shall consist of the Chief Executive Officer (CEO) who shall also carry the legal title of president; one or more members of the Office of the President (the number thereof to be designated by the CEO); one or more elected corporate Vice Presidents (the number thereof to be determined by the CEO); a Secretary and may include a President and Chief Operating Officer. The CEO shall be nominated and elected by the Board of Directors. Other elected officers shall be nominated by the CEO and elected by a majority of the Board of Directors. Other corporate officers, including a Treasurer, and assistant corporate officers as may be deemed necessary by the CEO may be appointed by the CEO and shall be confirmed by the Board of Directors. The CEO may also designate as many Independent Operating Companies' (IOC) officers as the CEO deems necessary to manage operating units of ConAgra. Authority of IOC officers shall relate only to businesses for which they have been assigned responsibility. No authority granted to IOC officers shall conflict with authorities granted by these By-Laws or by resolutions of the Board of Directors.

          Section 2. Election and Term of Office. The officers of ConAgra to be elected or confirmed by a majority of the Board of Directors shall be elected and confirmed annually at the meeting of the Board of Directors on the same date as the annual meeting of stockholders. If the election and appointment of officers shall not be held at such meeting, then they shall be held as soon thereafter as conveniently possible. Each officer shall hold office until the officer's death, or resignation, or removal in the manner hereinafter provided.

          Section 3. Removal. Officers elected by the Board of Directors may be removed at any time by a majority vote of the Board of Directors or by the CEO, with such action to be affirmed by a majority vote of the Board of Directors. Appointed corporate and IOC officers may be removed from office by the CEO or any officer designated by the CEO to have such authority. The acceptance of office by an officer shall constitute acceptance of this provision.

          Section 4. Vacancies. A vacancy in any elected office because of death, resignation, removal, disqualification or otherwise, shall be filled by a majority vote of the Board of Directors for the unexpired portion of the term. The CEO may fill vacancies of appointed corporate and IOC officers.

          Section 5. Chairman of the Board of Directors. The chairman of the Board of Directors shall preside at all meetings of stockholders and the Board of Directors, and shall have such other duties as may be assigned by resolution of the Board of Directors.

          Section 6.  Vice Chairman of the Board of Directors.
The vice chairman of the Board of Directors may preside at meetings of the Board of Directors in the absence of the chairman of the Board of Directors and the CEO, and shall have such other duties as may be assigned by resolution of the Board of Directors.

          Section 7. Chief Executive Officer (CEO). Subject to authority of the Board of Directors, the Chief Executive Officer shall be the highest ranking management officer of ConAgra, lead its business affairs and perform all duties incident to the office of chief executive. The CEO shall preside at all meetings of the stockholders and of the Board of Directors in the absence of the chairman of the Board of Directors. The CEO may sign with the Secretary or any other elected officer, certificates for shares of ConAgra; may sign (or authorize a designee to sign) deeds, mortgages, bonds, contracts, or other instruments within authority granted by the Board of Directors (except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of ConAgra). The CEO shall assign job duties, responsibilities, and authorities to other officers of ConAgra, or designate others to do so on his behalf. In the event of the CEO's inability to serve, CEO duties shall be temporarily fulfilled, pending action by the Board of Directors, first by the Chairman of the Board, or next in line by the Chairman of the Executive Committee, or next by the Chairman of the Audit Committee, or next by the Chairman of the Compensation Committee.

          Section 8. President and Chief Operating Officer. There may be one President and Chief Operating Officer of ConAgra. This individual will report directly to the CEO and shall have such duties, responsibilities and authority as, from time to time, are assigned by the CEO or the Board of Directors.

          Section 9. Office of the President. ConAgra shall have an Office of the President, the members of which shall be nominated by the CEO and elected by the Board of Directors. Each member shall serve as the head of one or more of ConAgra's major business units. Each member shall carry the title of "President and Chief Operating Officer" of such business units. Each member will report to ConAgra's CEO, or the President and Chief Operating Officer of ConAgra, as may be specified by the CEO, and shall have such duties, responsibilities and authority as, from time to time, are assigned by the CEO, President and Chief Operating Officer of ConAgra, or the Board of Directors.

          Section 10. Corporate Vice Presidents. Any elected Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of ConAgra. All ConAgra vice president shall perform such duties and have such responsibility and authority as from time to time may be assigned by the CEO, an officer so authorized by the CEO, or the Board of Directors.

          Section 11. The Secretary. The Secretary shall: (a) Keep the minutes of the stockholders' meetings and of the Board of Directors' meetings; (b) See that all notices are fully given in accordance with the provisions of these By-Laws or required by law; (c) Be custodian of ConAgra minutes and of the seal of ConAgra; (d) Sign certificates for shares of ConAgra, the issuance of which shall have been authorized by resolution of the Board of Directors; (e) Supervise activities of transfer agents and registrars; (f) In General perform duties incident to the office of the Secretary as from time to time may be assigned by the CEO or the Board of Directors.

          Section 12. The Treasurer. The Treasurer shall perform duties incident to the office of the Treasurer in accordance with these By-Laws, and shall perform such other duties as, from time to time, may be assigned by the CEO, Board of Directors, or officer to whom the Treasurer reports.

          Section 13. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, by the CEO or by the Board of Directors.

          Section 14. Salaries. The salaries of the elected and confirmed officers shall be fixed from time to time by the Board of Directors or by those so authorized by the Board of Directors.

No officer shall be prevented from receiving a salary by reason of the fact that such person is also a director of ConAgra.


                            ARTICLE V

             CONTRACTS, LOANS, CHECKS, AND DEPOSITS

          Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of ConAgra, and such authority may be general or confined to specific instances.

          Section 2. Loans. No loans shall be contracted on behalf of ConAgra and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          Section 3. Checks, Drafts, etc. All checks, drafts, other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of ConAgra shall be executed on behalf of ConAgra only by those who are authorized by the Board of Directors or by those whom the Board may designate to give such authorization. Such authorization may be general or confined to specific instances.

          Section 4.  Deposits.  All funds of ConAgra not
otherwise employed shall be deposited to the credit of ConAgra in banks, trust companies, or other depositaries, approved in accordance with resolutions of the Board of Directors.

                           ARTICLE VI

           CERTIFICATES FOR SHARES AND THEIR TRANSFER

          Section 1. Certificates for Shares. Certificates representing shares of ConAgra shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman, Chief Executive Officer, Chief Operating Officer, or a Corporate Vice President and by the Secretary or an Assistant Secretary, except that where such certificate is signed by a transfer agent the signatures of any such Chairman, Chief Executive Officer, Chief Operating Officer, Corporate Vice President, Secretary or Assistant Secretary may be facsimiles, engraved or printed. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of ConAgra. All certificates surrendered to ConAgra, or its agent, for transfer shall be canceled and a new certificate shall be issued only after the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to ConAgra as the Board of Directors may prescribe.

          Section 2. Transfer of Shares. Transfer of shares of ConAgra shall be made only on the stock transfer books of ConAgra by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney authorized by power of attorney duly executed and filed with the transfer agent of ConAgra, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of ConAgra shall be deemed by ConAgra to be the owner thereof for all purposes.

          Section 3. Fraction Shares. No fractional shares of stock of ConAgra shall be transferred, issued, or reissued.

          Section 4. Charge for Certificates. ConAgra may invoke a charge approximately equal to the cost of issuing a stock certificate for each certificate of stock to be issued or reissued in excess of the minimum number of certificates required, if the number of certificates requested by a stockholder is deemed by the Secretary to be unreasonable.

                           ARTICLE VII

                         INDEMNIFICATION

          Section 1. Actions by Others. ConAgra shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of ConAgra) by reason of the fact that he is or was a director, officer, employee or agent of ConAgra, or is or was serving at the request of ConAgra as a director, officer, employee or agent of ConAgra, or is or was serving at the request of ConAgra as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of ConAgra, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was criminal. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of ConAgra, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was criminal.

          Section 2. Actions by or in the Right of ConAgra. ConAgra shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of ConAgra to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of ConAgra, or is or was serving at the request of ConAgra, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of ConAgra and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to ConAgra unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

          Section 3. Successful Defense. To the extent that a director, officer, employee or agent of ConAgra has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 4.  Specific Authorization.  Any
indemnification under Section 1 and 2 of this Article (unless ordered by a court) shall be made by ConAgra only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          Section 5. Advance of Expenses. Expenses incurred by an elected officer or director in defending a civil or criminal action, suit or proceeding shall be paid by ConAgra in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or elected officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by ConAgra as authorized in this Article. Such expenses incurred by other officers, employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deem appropriate.

          Section 6. Right of Indemnity Not Exclusive. The indemnification and advancement of expenses provided by or granted pursuant to the Certificate of Incorporation or these By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          Section 7. Insurance. ConAgra may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ConAgra, or is or was serving at the request of ConAgra as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not ConAgra would have the power to indemnify him against such liability under the provisions of this Article, Section 145 of the General Corporation Law of the State of Delaware, or otherwise.

          Section 8. Employee Benefit Plans. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of ConAgra" shall include any service as a director, officer, employee or agent of ConAgra which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of ConAgra" as referred to in this Article.

          Section 9.  Invalidity of any Provisions of this
Article. The invalidity or unenforceability of any provisions of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

          Section 10. Continuation of Indemnification. The indemnification and advancement of expenses, to the extent provided by or granted pursuant to this Article, these By-Laws, or the Certificate of Incorporation shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. All rights to indemnification provided by or granted pursuant to this Article, these By-Laws, or the Certificate of Incorporation shall be deemed to be a contract between ConAgra and each director, officer, employee, or agent of ConAgra who serves or served in such capacity at any time while this Article VII is in effect. Any repeal or modification of this Article VII shall not in any way diminish any rights to indemnification of such directors, officer, employee or agent, or the obligations of ConAgra arising hereunder.

                          ARTICLE VIII

                           FISCAL YEAR

          The fiscal year of ConAgra shall end on the last Sunday in May.

                           ARTICLE IX

                            DIVIDENDS

          The Board of Directors may from time to time declare, and ConAgra may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.


                            ARTICLE X

                              SEAL

          The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of ConAgra, Inc. on the outer edge, and the words, "Corporate Seal," in the center.


                           ARTICLE XI

                        WAIVER OF NOTICE

          Whenever any notice is required to be given to any stockholder or director of ConAgra under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of the laws of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                           ARTICLE XII

                           AMENDMENTS

          These By-Laws may be altered, amended, or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.